                MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUND
                        AMERICAN CENTURY INVESTMENT TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                 (THE "ISSUERS")
                                  Advisor Class

SECTION 1.        DISTRIBUTION FEES
a.       Distribution Fee. For purposes of paying costs and expenses incurred in providing the services set forth in SECTION 2 below, the series of the
         Issuers identified SCHEDULE A (the "Funds") shall pay the Manager a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares of the Funds' Advisor Class of shares (the
         "Distribution Fee").

b.       Shareholder Services Fees. For purposes of paying costs and expenses incurred in providing the services set forth in SECTION 2 below, the
         Funds shall pay the Manager a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares of the Funds'
         Advisor Class of shares (the "Shareholder Services Fee").

c.       Applicability to Additional and Future Funds. If any of the Issuers
         desire to add additional, currently-existing funds to the Plan or establish additional funds in the future, and the applicability of the
         Plan with respect to such existing or new funds is approved in the manner set forth in SECTION 4 of this Plan, as well as by the then-sole shareholder of the Advisor Class shares of such new funds (to the extent shareholder approval of new funds is required by then-current
         1940 Act Rules), this Plan may be amended to provide that such new funds will become subject to this Plan and will pay the Distribution
         Fee and the Shareholder Services Fee set forth in SECTIONS 1(A) AND
         1(B) above, unless the Board specifies otherwise. After the adoption of this Plan by the Board with respect to the Advisor Class of shares of the existing or new funds, the term "Funds" under this Plan shall thereafter be deemed to include the existing or new funds.

d.       Calculation and Assessment. Distribution Fees and the Shareholder
         Services Fees under this Plan will be calculated and accrued daily by each Fund and paid monthly to the Distributor or at such other intervals as the Issuers and the Distributor may agree.

SECTION 2.        DISTRIBUTION SERVICES
a.       The amount set forth in SECTION 1(A) of this Plan shall be paid for services in connection with any activities undertaken or expenses incurred by the Distributor or its affiliates primarily intended to result in the sale of Advisor Class shares of the Funds, which services may include but are not limited to, (A) the payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to Selling Agreements; (B) compensation to registered representatives or other employees of Distributor who engage in or support distribution of the Funds' Advisor Class shares; (C) compensation to, and expenses
         (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F)
         receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H)
         complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National
         Association of Securities Dealers; Inc. ("NASD") and (N) such other distribution and services activities as the Issuers determine may be paid for by the Issuers pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

b.       For purposes of the Plan, "service fees" shall mean payments in connection with the provision of personal, continuing services to investors in each Fund and/or the maintenance of shareholder accounts, excluding (i) transfer agent and subtransfer agent services for beneficial owners of a Fund's Advisor Class shares, (ii) aggregating and processing purchase and redemption orders, (iii) providing beneficial owners with account statements, processing dividend payments, (iv) providing subaccounting services for Advisor Class shares held beneficially, (v) forwarding shareholder communications to beneficial owners, and (vi) receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the
         NASD adopts a definition of "service fees" for purposes of Section
         26(d) of the Rules of Fair Practice of the NASD (or any successor to such rule) that differs from the definition of "service activities"
         hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service fees" in this
         Section shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its service activities, including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

SECTION 3.        SHAREHOLDER SERVICES DEFINED
As manager of the Funds' Advisor Class of shares, the Manager may cause one of its affiliates to provide shareholder and administrative services to the shareholders of the Advisor Class shares of the Funds ("Shareholder Services")
or it may engage third parties to do so. The payments authorized by this Plan are intended to reimburse the Manager for expenses incurred by it or its affiliates as a result of these arrangements. Such Shareholder Services and related expenses may include, but are not limited to, (A) receiving, aggregating and processing purchase, exchange and redemption request from beneficial owners
(including contract owners of insurance products that utilize the Funds as underlying investment media) of Advisor Class shares and placing purchase, exchange and redemption orders with the funds' transfer agency; (B) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments from a Fund on behalf of shareholders and assisting shareholders in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as check writing and wire transfer services;
(E) acting as sole shareholder of record and nominee for beneficial owners; (F)
maintaining account records for shareholders and/or other beneficial owners; (G)
issuing confirmations of transactions; (H) providing subaccounting with respect to shares beneficially owned by customers of third parties or providing the information to a Fund as necessary for such subaccounting; (I) creating and forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders and/or other beneficial owners;
and (J) providing other similar administrative and sub-transfer agency services.
Shareholder Services do not include those activities and expenses that are primarily intended to result in the sale of additional shares of the Advisor
Class of the Funds.

SECTION 4.        EFFECTIVENESS
Upon receipt of approval by vote of both (a) the Board of Trustees/Directors of the Issuers, and (b) the Independent Trustees/Directors, this Plan shall become effective as of August 1, 1997.

SECTION 5.        TERM
This Plan will continue in effect until December 31, 1998, and will continue thereafter in full force and effect for successive periods of up to one year, provided that each such continuance is approved in the manner provided in
SECTIONS 3(B) and 3(C).

SECTION 6.        REPORTING REQUIREMENTS
The Manager shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Manager will provide to each Issuer's Board, and the Independent
Trustees/Directors will review and approve, in exercise of their fiduciary duties, at least quarterly, a written report of the amounts expended with respect to the Advisor Class shares of each Fund by the Manager under this Plan and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7.        TERMINATION
This Plan may be terminated without penalty at any time with respect to the
Advisor Class shares of any Fund by vote of the Board of the Issuer of which the
Fund is a series, by votes of a majority of the Independent Trustees/Directors, or by vote of a majority of the outstanding voting Advisor Class shares of that
Fund. Termination of the Plan with respect to the Advisor Class shares of one
Fund will not affect the continued effectiveness of this Plan with respect to the Advisor Class shares of any other Fund.

SECTION 8.        AMENDMENTS TO THIS PLAN
This Plan may not be amended to increase materially the amount of compensation a
Fund is authorized to pay under SECTION 1 hereof unless such amendment is approved in the manner provided for initial approval in SECTIONS 3(B) and 3(C)
hereof, and such amendment is further approved by a majority of the outstanding voting securities of the Advisor Class shares of the Fund, and no other material amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 4 hereof.

SECTION 9.        RECORDKEEPING
The Issuers will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to SECTION 5 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the Issuers have executed this Distribution Plan as of August 1, 1997.

                                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                     AMERICAN CENTURY INTERNATIONAL BOND FUND
                                                     AMERICAN CENTURY INVESTMENT TRUST
                                                     AMERICAN CENTURY TARGET MATURITIES TRUST
                                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
Attest:

/s/ Douglas A. Paul                                  /s/ James M. Benham
--------------------------------------------         -------------------
DOUGLAS A. PAUL                                      JAMES M. BENHAM
Secretary                                            President and Chief Executive Officer

                                                    SCHEDULE A

                                        FUNDS OFFERING ADVISOR CLASS SHARES

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ISSUER AND FUND(S)                                                                          DATE PLAN ADOPTED
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AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>       Benham GNMA Fund                                                                    August 1, 1997
>>       Benham Intermediate-Term Treasury Fund                                              August 1, 1997
>>       Benham Long-Term Treasury Fund                                                      August 1, 1997
>>       Benham Short-Term Government Fund                                                   August 1, 1997
>>       Benham Short-Term Treasury Fund                                                     August 1, 1997
>>       Benham Inflation-Adjusted Treasury Fund                                             August 1, 1997

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
>>       Benham International Bond Fund                                                      August 1, 1997

AMERICAN CENTURY TARGET MATURITIES TRUST
>>       Benham Target Maturities Trust:  2000                                               August 1, 1997
>>       Benham Target Maturities Trust:  2005                                               August 1, 1997
>>       Benham Target Maturities Trust:  2010                                               August 1, 1997
>>       Benham Target Maturities Trust:  2015                                               August 1, 1997
>>       Benham Target Maturities Trust:  2020                                               August 1, 1997
>>       Benham Target Maturities Trust:  2025                                               August 1, 1997

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
>>       American Century Equity Growth Fund                                                 August 1, 1997
>>       American Century Income & Growth Fund                                               August 1, 1997
>>       American Century Global Gold Fund                                                   August 1, 1997
>>       American Century Global Natural Resources Fund                                      August 1, 1997
>>       American Century Utilities Fund                                                     August 1, 1997
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DATED:  AUGUST 1, 1997                  AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                        AMERICAN CENTURY INTERNATIONAL BOND FUND
                                        AMERICAN CENTURY TARGET MATURITIES TRUST
                                        AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                        /s/ Douglas A. Paul
                                        DOUGLAS A. PAUL
                                        Vice President and Secretary